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                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
                     ---------------------------------------


     This Amendment No. 1 to Employment Agreement (the "Amendment") is dated as of September 17, 1996 by and between Great Bay Power Corporation, a New Hampshire corporation with an address at 100 Main Street, Suite 201, Dover, New Hampshire 03820 (the "Company") and Frank W. Getman Jr., residing at 17A Becker Lane, New Castle, New Hampshire 03854 ("Executive").

     The Company and Executive are parties to a certain Employment Agreement dated as of July 31, 1995 (the "Agreement"). The parties now wish to amend the Agreement in certain respects. Unless specifically defined herein, capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Agreement.

     Now therefore, in consideration of the promises and agreements set forth herein, and for other good and valuable consideration, the parties hereby agree as follows:

     1. Section 2.a of the Agreement is hereby amended by deleting the words "Vice President, General Counsel and Secretary" in the first sentence of such section, and inserting in lieu thereof the words "Chief Operating Officer and Secretary."

     2. Section 2.b of the Agreement is hereby amended by deleting the words "responsibility in various legal, regulatory" in the first sentence of such section, and inserting in lieu thereof the words "primary authority and responsibility for operational, managerial."

     3. Section 4.c of the Agreement is hereby amended in its entirety to read as follows:

               "c.   STOCK OPTIONS. Pursuant to the Great Bay Power Corporation
          1995 Stock Option Plan (as amended, the "Plan") and subject to the provisions of this Section 4.c, the Company shall grant to Executive
          (i) on the Commencement Date, options to purchase 75,000 shares of the Company's common stock, $.01 par value (the "Common Shares"), at a purchase price per share equal to $8.50 (the "1995 Options"), and (ii) on September 17, 1996, options to purchase 50,000 Common Shares at a price per share equal to $8.00 (the "1996 Options"), of which options to purchase 25,000 Common Shares (the "Contingent Options") will become exercisable only in the event of a Change of Control (as defined in Section 7 of this Agreement). The 1995 Options and the 1996 Options are collectively referred to herein as the "Options". The number of shares underlying the Options (the "Option Shares") shall be proportionately adjusted for any stock split, stock dividend or other reclassification or recapitalization of the Common Shares in accordance with the Plan. The Options are personal to Executive and are not transferable by him. The Options shall be governed by and subject to the terms and conditions set forth in (a) a Stock Option Agreement dated as of July 31, 1995 (with respect to the 1995 Options), and (b) a Stock Option Agreement dated as of September 17, 1996 (with respect to the 1996 Options), which agreements are collectively referred to as the "Option Agreements."


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     4.   The words "Option Agreement" are hereby deleted and replaced by the words "Option Agreements" in each appearance of such words in the Agreement.

     5. Section 6.e(3) of the Agreement is hereby amended in its entirety to read as follows:

               "(3)   All Options (other than the Contingent Options)
          previously issued to Executive shall immediately become exercisable (as provided in the Option Agreements); and"

     6. Section 7.a(3) of the Agreement is hereby amended in its entirety to read as follows:

               "(3)   All Options (including the Contingent Options) previously
          issued to Executive shall immediately become exercisable in accordance with the Option Agreements; and"

     7. Section 7.a. of the Agreement is hereby further amended by deleting the proviso included at the end of Section 7.a. (beginning with the words "PROVIDED, HOWEVER, the total" and ending with the words "shall not exceed $1,000,000") and inserting the following proviso in lieu thereof:

          "PROVIDED, HOWEVER, that if $500,000 exceeds the sum of (a ) the amount payable to Executive under Section 7.a.(1), plus (b) the Net Value of the Options (as defined below) exercisable under 7.a(3), the Company will also, subject to subsection 7.b. below, make a cash payment to the Executive equal to the amount of such excess. As used herein, the "Net Value of the Options" shall be equal to the difference obtained by subtracting the aggregate exercise price payable by Executive upon the exercise of the Options from the aggregate fair market value (as of the date of the Change of Control) of the Common Shares issuable upon such exercise."

     8. The address of the company set forth in Section 8.b is hereby amended to read:

               200 Main Street, Suite 201
               Dover, New Hampshire 03820
               Attention:  John A. Tillinghast, President

     9. Except as expressly modified hereby, the Agreement remains in full force and effect.



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     IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

                                                     GREAT BAY POWER CORPORATION



                                                  By: /s/ John A. Tillinghast
                                                      --------------------------
                                                      John A. Tillinghast
                                                      President




                                                      /s/ Frank W. Getman Jr.
                                                      --------------------------
                                                      Frank W. Getman Jr.
                                                      Executive












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